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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                   Deutsche Bank Trust Company
One Bank One Plaza, Suite 0126        Americas
Chicago, IL  60670                    fka, Bankers Trust Company
Attn: Corporate Trust Administration  60 Wall Street, 26th Floor-MS
Phone: (312) 407-0192                 NYC60-2606
Fax: (312) 407-1708                   New York, NY 10007
                                      Attn: Corporate Trust & Agency Group
                                      Structured Finance
                                      Phone: (212) 250-8522
                                      Fax: (212) 797-8606

Key Bank USA, National Association    MBIA Insurance Corporation
800 Superior Ave, 4th Floor           113 King Street
Cleveland, OH 44114                   Armonk, NY 10504
ATTN: President, KER                  ATTN: Data Administration
Phone: (216) 828-4293                 Phone: (914) 765-3772
Fax: (216) 828-9301                   Fax: (914) 765-3660



Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-A, as Issuer, JPMorgan Chase Bank as successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                    Key Bank USA, National Association,
                                    as Master Servicer

                                    by:    /S/ DARLENE H. DIMITRIJEVS
                                       -------------------------------------
Date: February 19, 2004             Name: Darlene H. Dimitrijevs
                                    Title: Senior Vice President

                                    by:    /S/ DEBRA S. FRONIUS
                                       -------------------------------------
                                    Name: Debra S. Fronius
                                    Title: Vice President